Exhibit 4.2

CLARION PARTNERS PROPERTY TRUST

FORM A

SUBSCRIPTION ELIGIBILITY FORM & ACCOUNT APPLICATION FOR THE OFFERING OF SHARES OF CLARION PARTNERS PROPERTY TRUST INC.

Important information about procedures for opening an account.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including Clarion Partners Property Trust Inc. (the "Company") and our agents, to obtain, verify and record information that identifies each person who opens an account. What this means to you: ***When you open an account, you must provide your name, address, date of birth and other information that will allow us to identify you.*** *This information is required under the USA Patriot Act. Failure to provide all requested information may result in delays to your investment or even the return of your investment. The Company and its agents accept no responsibility for trading losses associated with delays in receiving information.* ***Prospective investors should consult with their financial advisor and read the Company's prospectus, including all supplements thereto (the "Prospectus") prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company.*** *Please refer to Section 9 for additional important information.*

1 YOUR INVESTMENT

A. Initial Investment Amount

$

(Minimum Initial Investment is $10,000)

B. Payment will be made via: *(Check One)*

☐ Enclosed Check

(Payable to BNY Mellon Investment Servicing (US) Inc., as escrow agent for Clarion Partners Property Trust Inc.)

☐ Wired Funds

Reference # ____________________

Wire Date ____________________

Account No. ____________________

C. Name of Broker-Dealer or Advisory Firm

D. Brokerage Account Number

2 FORM OF OWNERSHIP

Please select only ***one*** *ownership type and attach any applicable documentation.*

☐ **A. Individual Account**
(fill out Section 4A)

☐ **B. Trust Account**
(fill out Section 4A and 4C; attach trust document and authorized trustees)

☐ **C. Corporation** (Specify Type - please check **one**)
(fill out Section 4A and 4C; attach corporate resolution and authorized signatories)

- ☐ S-Corporation
- ☐ C-Corporation

☐ **D. Custodial Ownership**
(fill out Section 4A)

Specify Custodial Account Type: (check one)

- ☐ Traditional IRA
- ☐ SEP IRA
- ☐ Roth IRA
- ☐ SIMPLE IRA
- ☐ Uniform Gift/Transfer to Minors (UGMA/UTMA)
  Under the UGMA/UTMA of the State of ____________________
- ☐ Other Custodial Arrangement ____________________

☐ **E. Joint Account**
(will be registered as "Joint Tenants With Rights of Survivorship." Fill out Section 4A and 4B)

☐ **F. Pension or Profit Sharing Plan**
(fill out Section 4A and 4C; attach plan documents and authorized signatories)

☐ **G. Partnership**
(fill out Section 4A and 4C; attach partnership agreement and authorized signatories)

☐ **H. Other** ____________________
(fill out Section 4A and 4C; attach title and signature pages)

Page 1 of 6

CLARION PARTNERS PROPERTY TRUST INC. SUBSCRIPTION ELIGIBILITY FORM & APPLICATION

3 ACCOUNT TYPE

Please consult with your financial advisor and check one of the following options that pertain to the account type and commission structure for your investment. The Prospectus contains additional information regarding the different share classes. If no option is selected, then your investment will be categorized as Account Type 1.

Account Type 1: *Share Class A*	Account Type 2: *Share Class W*
☐ Standard Account *(Minimum investment $10,000)*	☐ Fee-Based/Wrap Account *(Minimum investment $10,000)*

4 INVESTOR INFORMATION

Please print name(s) in which shares are to be registered.

A. Investor

First Name	MI	Last Name	Gender (M/F)

Social Security Number / Tax ID Number	Date of Birth (MM/DD/YYYY)

US Residential Address (No P.O. Boxes Accepted)

City	State	Zip Code

Email Address	Daytime Phone Number

☐ US citizen

☐ Resident alien (enclose Form 1078)

☐ Nonresident alien (enclose Form W-8 and a photocopy of your passport or government issued ID card)

B. Co-Investor (if applicable)

First Name	MI	Last Name	Gender (M/F)

Social Security Number / Tax ID Number	Date of Birth (MM/DD/YYYY)

US Residential Address (No P.O. Boxes Accepted)

City	State	Zip Code

Email Address	Daytime Phone Number

☐ US citizen

☐ Resident alien (enclose Form 1078)

☐ Nonresident alien (enclose Form W-8 and a photocopy of your passport or government issued ID card)

C. Trust / Corporation / Partnership / Pension Plan /Other

(Section 4A must also be completed, including name of the Trustee, if applicable.)

Entity Name	Tax ID Number	Date of Trust

Page 2 of 6

CLARION PARTNERS PROPERTY TRUST INC. SUBSCRIPTION ELIGIBILITY FORM & APPLICATION

5 STOCKHOLDER COMMUNICATION

Please check box if you wish to elect this option:

☐ **Electronic Delivery**

I, the Investor, hereby request all available printed materials associated with this account and/or securities held in this account, including but not limited to, annual and semi-annual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be sent electronically **to the e-mail provided on the second page of this application.** The internet address (URL) where the materials are available will be contained within an e-mail announcement sent to me when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. I understand that I may incur costs associated with accessing the internet and be required to download certain software in order to view the materials delivered electronically and that I may be unable to timely access the materials in the event of a system failure or network outage. If, after enrollment in the electronic delivery program, I would like to receive a paper version of a document or wish to cancel electronic delivery, I can make these requests by calling 1-877-999-REIT(7348). Electronic delivery is not available to residents of the States of Arkansas, California or Nebraska.

6 DISTRIBUTION DESIGNATION

Please complete this section to enroll in the Distribution Reinvestment Plan (the "DRIP") or to designate the form of distributions that you would like to receive.

Select One:

☐ **A. Reinvest distributions pursuant to the DRIP**

I, the Investor, elect to invest my distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein. See Section 9 of this form for important additional information.

☐ **B. Check mailed to address set forth in Section 4A of this form**

☐ **C. Direct Deposit to Brokerage Account** ***(Please attach wiring instructions provided by your financial advisor.)***

I, the Investor, authorize the Company or its agent to deposit my distributions to my brokerage account. This authority will remain in force until I notify the Company in writing to cancel it, subject to the terms specified in Section 9. In the event that the Company or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ **D. Direct Deposit to Bank Account** ***(Please attach a voided check or a pre-printed deposit slip.)***

I, the Investor, authorize the Company or its agent to deposit my distributions to my bank account. This authority will remain in force until I notify the Company in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution / Entity Name			
Street Address	City	State	Zip Code
Your Bank's ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form.

7 COST BASIS ELECTION

Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or redeemed, the nature of the gain or loss, and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis. Please consult with your tax advisor and select one of the following options as your tax lot relief method. You may change your election any time prior to or at the time of each redemption. If no method is selected, the Company will utilize the FIFO method as the default option.

Select One:

☐ FIFO: First in first out method depletes tax lots in the chronological order in which they were acquired.
☐ LIFO: Last in first out method will redeem newest available shares purchased.
☐ HIFO: Highest cost available shares will be redeemed first.
☐ LOFO: Lowest cost available shares will be redeemed first.
☐ HILT: Long term highest cost available shares will be redeemed first.
☐ HIST: Short term highest cost available shares will be redeemed first.
☐ LILT: Long term lowest cost available shares will be redeemed first.
☐ LIST: Short term lowest cost available shares will be redeemed first.
☐ Specific Identification: Shareholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each redemption.

Page 3 of 6

CLARION PARTNERS PROPERTY TRUST INC. SUBSCRIPTION ELIGIBILITY FORM & APPLICATION 8 INVESTOR SIGNATURES Please read and separately initial each of the representations below in order to complete your application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please contact your financial advisor or the Company's transfer agent, (BNY Mellon Investment Servicing US Inc.) at 1-877-999-REIT (7348). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. By making these representations, you do not waive any rights that you may have under federal or state securities laws. PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED Investor/Co-Investor/I, the Investor, hereby represent and warrant to the Company as follows: Owner Joint Owner(a)I have received a copy of the Prospectus for Clarion Partners Property Trust Inc. at least five business days before signing this form. (b)I understand that the Company files a daily pricing supplement to its Prospectus following the end of each business day which I can access through the Company's website at www.clarionpropertytrust.com, the SEC's website at www.sec.gov, the Company's toll-free number at 1-877-999-REIT(7348) or from my financial advisor, and I have received the Company's NAV per Share from one or more of these sources at least five business days prior to completing this form.(c)I have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $100,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "Suitability Standards." (d )I will not purchase additional shares unless I meet the applicable suitability standards set forth in the Prospectus at the time of purchase. (e)With the purchase of shares of the Company, no more than 10% of my liquid net worth will be invested in shares of public, non-listed REITs and similar direct participation programs. For these purposes, "liquid net worth" is defined as cash, cash equivalents and readily marketable securities. (f)I acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that I may not be able to sell or redeem the shares at any particular time. (g)I am purchasing the shares for my own account or on behalf of at rust or other eligible entity. If I am purchasing shares on behalf of a trust or other eligible entity, I have due authority to sign this form and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company. Page 4 of 6

CLARION PARTNERS PROPERTY TRUST INC. SUBSCRIPTION ELIGIBILITY FORM & APPLICATION INVESTOR SIGNATURES CONTINUED --- By submitting this application, I agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I certify that the information which I have provided with respect to my application and the required attachments referenced herein is true, accurate and complete. I certify under penalties of perjury that I am not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities. I further understand that after an account is opened with the Company, I will receive account statements, a confirmation of my purchase and other correspondence which I must carefully review to ensure that my instructions have been properly acted upon. If any discrepancies are noted, I agree to notify the Company, my financial advisor/broker-dealer or the transfer agent in a timely manner, but in no event more than 15 days from receipt of such account statements or correspondence. My failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy. I certify that I am of legal age to sign this form. For joint accounts, all parties must sign. NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws. XX Signature of Investor Date Signature of Co-Investor Date Withholding Information (Substitute Form W-9) Under the Interest and Dividend Tax Compliance Act of 1983, investors in the Company are required to make the following certification: (i) I, the Investor (and Co-Investor, if applicable), by signing below, under penalties of perjury, certify that (i) the number shown in Section 4A or 4B of this form is my correct Social Security (or Tax Identification) Number, (ii) I am not subject to backup withholding because I am exempt from backup withholding and I have not been notified by the Internal Revenue Service that I am subject to backup withholding, and (iii) I am a U.S. person (or a U.S. resident alien). NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. XX Signature of Investor Date Signature of Co-Investor Date IMPORTANT INVESTOR INFORMATION All items on this form must be completed in order to process your application. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained from you or persons on your behalf in order to establish your account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If you do not provide the information, we may not be able to open your account. In order to invest in the Company, we only accept checks drawn from a US bank account or wired funds from a US financial institution (ACH network member). We do not accept money orders, traveler's checks, starter checks, foreign checks, counter checks, third-party checks or cash. IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN: If you experience a material adverse change in your financial condition or can no longer make the representations or warranties set forth in Section 8 of this form, you are required to promptly notify the Company and your financial advisor or broker-dealer in writing. IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA): To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form & Application at the time that he or she becomes of legal age as defined by the law of the minor's state of residency. Page 5 of 6

CLARION PARTNERS PROPERTY TRUST INC. SUBSCRIPTION ELIGIBILITY FORM & APPLICATION

IMPORTANT INVESTOR INFORMATION, CONTINUED

All investors utilizing Direct Deposit for Distributions or with investments in the Company greater than $100,000 must provide wiring instructions to the investor's brokerage account or pre-designated US bank account. All redemptions that are processed in excess of $100,000 will be wired to the account on file with the transfer agent or, upon instruction, wired to another financial institution provided that the investor has made the necessary funds transfer arrangements. Stockholders with investments in the Company less than $100,000 may also receive redemption proceeds via wired funds. All funds wired by the Company or its agents must be to a US financial institution (ACH network member).

10 PARTICIPATING BROKER-DEALER / FINANCIAL ADVISOR INFORMATION

The financial advisor must complete all fields in this section and sign below to complete this form. By signing this form, the financial advisor warrants that he or she is duly licensed and may sell shares of the Company in the state designated as the Investor's legal residence. All sales of securities must be made through a broker-dealer that has a Participating Broker-Dealer Agreement in effect with ING Investments Distributor, LLC., the Company's dealer manager.

Broker-Dealer	Financial Advisor Name		
Advisor Mailing Address	City	State	Zip Code
Advisor Number	Branch Number	CRD Number	
Email Address	Daytime Phone Number	Fax Number	

The undersigned financial advisor confirms on behalf of the participating broker-dealer that he or she has (i) has reasonable grounds to believe that the information and representations concerning the Investor identified herein are true, correct and complete in all respects; (ii) discussed such Investor's prospective purchase of shares with such Investor; (iii) advised such Investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) delivered a current Prospectus to such Investor **at least five business days prior to submitting this form**; (v) has reasonable grounds to believe that the Investor is purchasing these shares for his or her own account; and (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such Investor, that such Investor meets the suitability standards applicable to such Investor set forth in the Prospectus (and any applicable standards imposed by the financial advisor's brokerage firm), and that such Investor is in a financial position to realize the benefits of such an investment and to suffer any losses that may occur with respect thereto.

The undersigned financial advisor further represents and certifies that, in connection with the offering and sale of any shares of the Company on behalf of the Investor, he or she has complied with and followed all applicable policies and procedures under the participating broker-dealer's current Anti-Money Laundering Program and Customer Identification Program.

X ______________________________

Financial Advisor Signature Date

X ______________________________

Branch Manager Signature Date
(if required by Participating Broker-Dealer)

PLEASE REVIEW THIS APPLICATION TO ENSURE THAT ALL ITEMS ARE COMPLETE AND ANY ADDITIONAL REQUESTED INFORMATION IS ATTACHED. PLEASE RETURN THE ORIGINAL COMPLETED APPLICATION (NO FAXES) TO:

Standard Mail
Clarion Partners Property Trust Inc.
c/o BNY Mellon Investment Servicing (US) Inc.
P.O. Box 9865
Providence, RI 02940-8065

Overnight
Clarion Partners Property Trust Inc.
c/o BNY Mellon Investment Servicing (US) Inc.
101 Sabin Street
Pawtucket, RI 02860

Wiring Instructions
PNC Bank
One PNC Plaza, Pittsburgh, PA
ABA Number: 031 000 053
Account Number: 8611 773 535

UNLESS FUNDS ARE BEING WIRED, CHECKS SHOULD BE MADE PAYABLE TO THE ORDER OF:
BNY Mellon Investment Servicing (US) Inc. (as escrow agent for Clarion Partners Property Trust Inc.)

Page 6 of 6